SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary proxy statement              [ ] Confidential, for use of the
[ ] Definitive proxy statement                    Commission only (as permitted
[ ] Definitive additional materials               by Rule 14a-6(e)(2))
[ ] Soliciting material pursuant to
    Sec. 240.14a-11(c) or Sec. 240.14a-12

                                 WAVETECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
    (2)  Aggregate number of securities to which transactions applies:

         -----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
    (5)  Total fee paid:

         -----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

         -----------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing party:

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    (4)  Date filed:

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
                                 WAVETECH, INC.
                       5210 E. Williams Circle, Suite 200
                              Tucson, Arizona 85711

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 17, 1998

To the Stockholders of Wavetech, Inc.:

         A Special Meeting of Stockholders of Wavetech, Inc., a Nevada corporation (the "Company"), will be held at the Company's offices, 5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711, Tuesday, February 17, 1998 at 10:00 a.m., Mountain Standard Time, for the following purposes:

         1. To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a one-for-____ reverse stock split of the Company's presently issued and outstanding shares of Common Stock; and

         2. To transact such other business as may properly come before the meeting.

         Only Stockholders (as defined) of record at the close of business on January 16, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. Holders of the Company's $.001 par value Common Stock ("Stockholders") as of the Record Date are entitled to vote on all of the above proposals. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of Stockholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting and will be available for inspection at the offices of Wavetech, Inc., 5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711 during ordinary business hours for ten days prior to the meeting. Under Nevada law, there are no dissenters' rights with respect to the proposal.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors,

                                    /s/ Richard Freeman
                                    --------------------------------------------
                                    Richard Freeman
                                    Secretary
Phoenix, Arizona
January __, 1998

                                 PROXY STATEMENT
                                       OF
                                 WAVETECH, INC.
                       5210 E. Williams Circle, Suite 200
                              Tucson, Arizona 85711

                            -------------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wavetech, Inc., a Nevada corporation (the "Company"), of proxies for use at a Special Meeting of Stockholders to be held on February 17, 1998 at 10:00 a.m., Mountain Standard Time. The Special Meeting will be held at the Company's offices, 5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711.

         This Proxy Statement and the accompanying form of proxy are being first mailed to Stockholders on or about January ___, 1998. The Stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Special Meeting in accordance with the Stockholder's instructions. If a Stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Special Meeting.

         Proxies will be solicited from the Company's Stockholders (as hereafter defined) by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

         Only holders (the "Stockholders") of the Company's Common Stock, $.001 par value (the "Common Stock"), at the close of business on January 16, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were ____________ shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Special Meeting. A majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or by proxy at the Special Meeting are required for approval of the matter proposed to be acted upon at the Special Meeting (the "Proposal"). It is expected that shares held by officers and directors of the Company, which in the aggregate represent approximately 24% of the shares of Common Stock outstanding as of the Record Date, will be voted in favor of the Proposal. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on the Proposal. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on the Proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether the Proposal has been approved. Proxies will be tabulated by the Company with the assistance of the Company's transfer agent. The Company will, in advance of the Special Meeting, appoint one or more Inspectors to count all votes and ballots at the Special Meeting and make a written report thereof.

SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information, as of December 31, 1997, with respect to the number of shares of the Company's Common Stock beneficially owned by (i) the Company's directors, (ii) certain of the Company's executive officers, (iii) all directors and officers of the Company as a group and (iv) persons known to the Company to own 5% or more of the Company's outstanding Common Stock.

                                     Number of         Number of
                                    Shares Owned      Shares Owned
Name and Address of                Before Reverse     after Reverse
Beneficial Owner (+)                   Split             Split        Percentage
-------------------                --------------     -------------   ----------
Terence E. Belsham                  1,187,876(1)       ____(1)        7.7%
5210 E. Williams Circle
Suite 200
Tucson, Arizona  85711

Richard P. Freeman                  1,195,192(2)       ____(2)        7.8%
5210 E. Williams Circle
Suite 200
Tucson, Arizona  85711

Gerald I. Quinn                     1,346,083(3)       ____(3)        8.3%
5210 E. Williams Circle
Suite 200
Tucson, Arizona  85711

Terrence H. Pocock                    298,096(4)       ____(4)        1.9%
5210 E. Williams Circle
Suite 200
Tucson, Arizona  85711

Switch Telecommunications Pty Ltd   3,544,110(5)       ____(5)       20.7%
55 Mentmove Ave.
Rosebery, New South Wales  2018
Australia

ALL OFFICERS AND DIRECTORS          4,027,247(1)(2)(3)(4)(6)           24%
AS A GROUP (4 IN NUMBER)

(1) Includes 200,000 (_____post-split) Common Shares issuable in connection with options to purchase Common Stock. The options are exercisable at $0.81 per share and have fully vested. At August 31, 1997, 200,000 (____ post-split) of the options are exercisable.
(2) Includes 200,000 (____ post-split) Common Shares issuable in connection with options to purchase Common Stock. The options are exercisable at $0.81 per share and have fully vested. At August 31, 1997, 200,000 (____ post-split) of the options are exercisable.
(3) Includes 800,000 (____ post-split) Common Shares issuable in connection with options to purchase Common Stock. The options are exercisable at $0.66 per share and have fully vested. At August 31, 1997, 800,000 (____
     post-split) share options are exercisable. Includes 333,593 (____ post-split) Common Shares, issuable upon conversion of convertible note as of November 28, 1997.
(4) Includes 10,000 (____ post-split) options granted to a non-employee Board Member. The options are exercisable at $0.37 and have fully vested. At August 31, 1997, 10,000 (____ post-split) of the options are exercisable. Includes 288,096 (____ post-split) Common Shares held by this holder's spouse and son, issuable upon conversion of convertible notes as of November 28, 1997, of which he expressly disclaims beneficial ownership.
(5)  Includes a warrant to purchase 2,000,000 Common Shares at $1.50 per share.
(6) Includes 50,000 (____ post-split) Common Shares issuable in connection with options granted to the Company's Chief Financial Officer.

                                    PROPOSAL:
                    AMENDMENT OF ARTICLES OF INCORPORATION TO
                           EFFECT REVERSE STOCK SPLIT

         The Board of Directors believes that the best interests of the Company and its Stockholders will be served by amending the Company's Articles of Incorporation, as amended (the "Articles of Incorporation") to effect a one-for-____ reverse stock split (the "Reverse Split") of the Company's presently issued and outstanding shares of Common Stock. The Board of Directors has unanimously approved and recommends a vote FOR the Proposal.

         If the Stockholders approve the Proposal, the Company's Articles of Incorporation will be amended to replace the existing provision relating to the Company's authorized capital with the following provision relating thereto. Accordingly, Section 4 of the Articles of Incorporation shall be amended to read as follows:

              The total authorized capital stock of the Corporation is fifty million (50,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value. Each ____ (__) shares of the Corporation's Common Stock issued and outstanding as of [insert Date on which Certificate of Amendment is filed], (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one
              (1) fully paid and nonassessable share of the Corporation's outstanding Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share.

         If the Stockholders approve the Proposal, the above amendment to the Company's Articles of Incorporation shall become effective upon the filing of Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State. The Certificate of Amendment will amend the Company's Articles of Incorporation to give effect to the amendment made pursuant to the Proposal. The Company's Certificate of Amendment to the Articles of Incorporation (the "Amendment"), as it will appear if the Proposal is approved by the Stockholders, is attached as Exhibit I.

         The proposed Reverse Split will not affect any Stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any Stockholder, other than an adjustment which may occur due to the rounding up of fractional shares. Likewise, the proposed Reverse Split will not affect the total stockholders' equity of the Company or any components of stockholders' equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of capital stock and (ii) for an adjustment which will occur due to the costs incurred by the Company in connection with this Proxy Statement, the Special Meeting and the implementation of the Proposal if approved by the Stockholders. However, because the number of shares of capital stock that the Company is authorized to issue will not be decreased in proportion to the one-for-____ decrease in the number of issued shares, the number of shares which are authorized but unissued, and the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors, effectively will be increased.

         The following table illustrates the principal effects on the Company's capital stock of the Reverse Split:

                        NUMBER OF SHARES OF CAPITAL STOCK


                                  Prior to Reverse      After Reverse
                                       Split                Split
                                  ----------------      ------------
COMMON
Authorized                           50,000,000          50,000,000
Issued and outstanding (1)
Available for future issuance

PREFERRED
Authorized                           10,000,000          10,000,000
Issued and outstanding                      -0-                 -0-
Available for future issuance        10,000,000          10,000,000

(1) Excludes (i) _______ shares currently held in treasury (_______ shares after the Reverse Split), (ii) _______ shares issuable upon exercise of outstanding options (______ shares after the Reverse Split) and (iii) ______ shares issuable upon exercise of outstanding warrants (______ shares after the Reverse Split), each as of December 31, 1997.

              LOSS AND BOOK VALUE OF CAPITAL STOCK PER COMMON SHARE

                                                                 After
                                             Prior to          Conversion
                                            Conversion        (Pro Forma)
                                            ----------        -----------
Loss per common share for the year
ended August 31, 1996                          (.17)            (_____)

Loss per common share for the year
ended August 31, 1997                          (.11)            (_____)

Book value per common share as of
August 31, 1997                                (.15)            (_____)

EXCHANGE OF SHARES; NO FRACTIONAL SHARES

         Pursuant to the proposed amendment, every ____ shares of issued and outstanding Common Stock would be converted and reclassified into one share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of 100 shares prior to the Split Effective Date would be the holder of ____ shares at the Split Effective Date, and the holder of 123 shares prior to the Split Effective Date would be the holder of ____ shares at the Split Effective Date. The proposed Reverse Split would become effective upon the Split Effective Date. Stockholders will be notified after the Split Effective Date that the Reverse Split has been effected. The Company's transfer agent, American Stock Transfer & Trust Company, will act as the Company's exchange agent (the "Exchange Agent"), for Stockholders in implementing the exchange of their certificates.

         As soon as practicable after the Split Effective Date, Stockholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the Exchange Agent may require. Stockholders should not forward their certificates to the Exchange Agent until they have received notice from the Company that the Reverse Split has become effective. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

         No service charge will be payable by Stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

         Stockholders have no right under Nevada law to dissent from the Reverse Split or to dissent from the rounding up of fractional interests resulting from the Reverse Split.

PURPOSES OF THE REVERSE SPLIT AND EFFECTIVE INCREASE IN AUTHORIZED SHARES

         The primary objectives of the Reverse Split are to increase the market value per share of the Company's Common Stock.

         The Company's Common Stock is currently listed on the Nasdaq SmallCap Market System under the symbol "ITEL." The Nasdaq SmallCap Market has recently approved revised qualitative and quantitative requirements for listing thereon, which will become applicable to the Company on February 23, 1998. The Nasdaq SmallCap Market has advised the Company that it will be out of compliance with $1 per share minimum bid requirement of its listing under the revised maintenance criteria, when applicable, and maintain its listing under the revised listing standards. The Company anticipates that the Reverse Split, if approved by the Stockholders, will have the effect of increasing the minimum bid price of its Common Stock sufficient to permit it to satisfy the applicable minimum bid price criteria. However, there can be no assurance that the Company will be successful in retaining its Nasdaq SmallCap Market listing. Further, the Board of Directors has been advised that certain securities firms limit the extension of margin credit for, and otherwise discourage their registered representatives from recommending, the purchase of corporate securities that have a market value of less than $5.00 per share. Under the margin regulations of the Federal Reserve Board, brokers, financial institutions and certain other lenders may extend credit for the purchase of margin stock in an amount not to exceed 50% of the market value of such shares. For purposes of these regulations, the market value of the Common Stock is the closing price as reported by Nasdaq on the day preceding the extension of credit. To increase the market value, satisfy the Nasdaq SmallCap Market System listing criteria and increase the likelihood of marginability of the Common Stock, the Board of Directors has determined that the Reverse Split would be in the best interests of the Company and its Stockholders.

         Additionally, the Board of Directors believes that the current price per share of the Company's Common Stock may reduce the effective marketability of the Common Stock because of the reluctance of certain brokerage firms to recommend the purchase of lower-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of lower-priced stocks and many brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts. Further, a number of brokerage houses have polices and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

         The Board of Directors believes that the historically low per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company. Many investors and market makers look upon lower priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors adversely affect both the pricing and the liquidity of the Common Stock. Thus, the potential increase in trading price is expected to be attractive to the financial community and the investing public and in the best interests of the Stockholders.

         The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, and the resulting anticipated increased price level, will stimulate additional interest in the Company's Common Stock and possibly promote greater liquidity for the Company's Stockholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of shares of Common Stock which would be outstanding after the proposed Reverse Split is effected.

         If the Reverse Split becomes effective, management expects the quoted market price of the Company's Common Stock should increase as a result of decreasing the number of shares outstanding without altering the aggregate economic interest in the Company represented by such shares. The Board believes that the increased price would be a more appropriate trading price for a company that is traded on the Nasdaq SmallCap Market System and is concerned with long-term development of its business opportunities. In addition, the increase in the market price may serve to mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's shares of Common Stock. There can be no assurance, however, that the Reverse Split will achieve these desired results, that any such increase would be in proportion to the one-for-____ Reverse Split ratio or that the per share price level of the Common Stock immediately after the proposed Reverse Split can be maintained for any period of time.

         The Reverse Split may result in some Stockholders owning "odd lots" of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in "round lots" of even multiples of 100.

         The primary objective of the effective increase in the number of shares of Common Stock which are authorized but unissued, and in the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors of the Company, is for the Company to have additional shares of Common Stock authorized and available for issuance as the need arises for possible future financing transactions, stock acquisitions, asset purchases, stock dividends or splits, issuances under any stock option plan that may be adopted in the future, and other general corporate purposes. The Board of the Company believes that the effective increase in the number and percentage of authorized but unissued shares will provide the Company additional flexibility to issue additional shares of Common Stock to meet the Company's future financing needs. In order to avoid the delay and expense involved in obtaining Stockholder approval, the Board of Directors of the Company believes it to be in the best interests of the Company and its Stockholders to have shares of Common Stock authorized and available for issuance without further action by the Stockholders. If the Proposal is approved, Stockholders will have no preemptive rights with respect to the additional authorized shares of Common Stock. Such shares of Common Stock may be issued on such terms, at such times and on such conditions as the Board may determine in its discretion.

         Although the Reverse Split and the effective increase in the number and percentage of authorized but unissued shares of Common Stock are not intended to be anti-takeover devices, the effective increase in the authorized capital together with a subsequent issuance of equity securities could impede a potential takeover for various reasons including, but not limited to, diluting the stock ownership of persons attempting to gain control of the Company and issuing securities to individuals or entities favorable to management. Moreover, the availability of such additional shares of Common Stock in and of itself might have the effect of discouraging an attempt to acquire control of the Company other than through negotiations with the Board of Directors. In addition to the foregoing discussion in this paragraph, certain provisions in the Company's Articles of Incorporation or Bylaws, could act to discourage a change in control of the Company. These include the authorization of "blank check" Preferred Stock and certain supermajority voting requirements. The Company has no plans to adopt any additional measures, other than the Reverse Split, which may be deemed to be anti-takeover devices.

         In January 1998, the Company entered into a Reorganization Agreement which contemplates certain actions resulting in effective control of the Company being held by the former shareholders of the other party to such agreement. The transaction contemplated by the Reorganization Agreement is subject to approval by the Company's Shareholders at a separate meeting called for such purpose, as well as other customary conditions. The Board has not formulated any program, nor entered into any agreement or understanding, and has no current intention, to issue any unissued and unreserved shares of Common Stock for the purpose of impeding or preventing any proposed takeover, including the one discussed herein.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the Reverse Split as contemplated in the Proposal is set forth below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. Income tax consequences to Stockholders may vary from the federal tax consequences described generally below. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The proposed Reverse Split constitutes a "recapitalization" to the Company and its Stockholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its Stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each Stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such Stockholder immediately prior to the Split Effective Date. A Stockholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Split Effective Date provided that such shares of stock were held by the Stockholder as capital assets on the Split Effective Date.

VOTING REQUIREMENTS

         Each holder of Common Stock is entitled to one vote per share held. The holders of a majority of the shares of the Common Stock issued and outstanding constitutes a quorum. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Special Meeting is required for approval of the Proposal, provided that the number of shares present in person or by proxy constitutes a quorum. In the event that a quorum is not present or represented at the Special Meeting, the Shareholders entitled to vote at the meeting present in person or by proxy shall have power to adjourn the Special Meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of the Proposal. Stockholders are not entitled to cumulate votes.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                                 OTHER BUSINESS

         The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Special Meeting of the Stockholders other than those described above. If other business requiring a vote of Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the Special Meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

                              STOCKHOLDER PROPOSAL

         The Company welcomes comments or suggestions from its Stockholders. If a Stockholder desires to have a Proposal formally considered at the 1998 Annual Meeting of Stockholders, and evaluated by the Board for possible inclusion in the Proxy Statement for that meeting, the Proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act) must have been received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before October 24, 1997.

                                    EXHIBIT I


                             FORM OF CERTIFICATE OF

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                                 WAVETECH, INC.


         We, the undersigned President and Secretary of WAVETECH, INC., a Nevada corporation (the "Corporation"), do hereby certify:

         That the Board of Directors of the Corporation has by a Unanimous Written Consent in Lieu of a Special Meeting, dated as of January ___, 1998, adopted a resolution to amend the Articles of Incorporation, as amended (the "Articles of Incorporation"), as follows:

         1. Article 4 is hereby amended by deleting it in its entirety and replacing it with the following:

         SECTION 4. The authorized capital stock of this Corporation shall be fifty million (50,000,000) shares of common stock $.001 par value, and ten million (10,000,000) shares of preferred stock $.001 par value per share. Each _____ (___) shares of the Corporation's Common Stock issued and outstanding as of [INSERT DATE WHICH CERTIFICATE OF AMENDMENT IS FILED] (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's outstanding Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share;

         The number of shares of each class outstanding and entitled to vote on the amendment to the Articles of Incorporation is ______ shares of the Corporation's Common Stock; that the foregoing amendment has been approved by a majority of the outstanding shares of Common Stock, at a Special Meeting held on February 17, 1998, which was sufficient for approval by that voting group.

         Dated this ____ day of February, 1998.

                                        WAVETECH, INC.,
                                        a Nevada corporation



                                        By:
                                           -------------------------------------
                                           Gerald I. Quinn, President




                                        By:
                                           -------------------------------------
                                           Richard Freeman, Secretary

                                      PROXY
                                 [FRONT OF CARD]

WAVETECH, INC.
5210 E. Williams Circle, Suite 200
Tucson, Arizona 85711

                    ----------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned appoints Gerald I. Quinn and Lydia Montoya, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of Wavetech, Inc. held by the undersigned on January 16, 1998, at the Special Meeting of Stockholders to be held on February 17, 1998. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Special Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

                   (Continued and to be SIGNED on the reverse side.)

                    ----------------------------------------

                                [REVERSE OF CARD]

         Please mark boxes X in blue or black ink. The Board of Directors recommends a vote FOR the proposal listed below.

         1. Approval of the amendment to the Articles of Incorporation to provide for a one-for-____ reverse stock split of the Company's outstanding Common Stock.

                         / / FOR    / / AGAINST   / / ABSTAIN

                           Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           Date                   , 1998
                                ------------------
                           Signature
                                    --------------------------------------------
                           Signature if held jointly
                                                    ----------------------------

               (Please mark, sign, date and return the Proxy Card
                     promptly using the enclosed envelope.)